As filed with the Securities and Exchange Commission on March 31, 1997

                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933


                           360 COMMUNICATIONS COMPANY
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                                 47-0649117
(State of Incorporation)                                    (I.R.S. Employer
                                                             Identification No.)

                                8725 Higgins Road
                             Chicago, Illinois 60631
                    (Address of Principal Executive Offices)

                           360 COMMUNICATIONS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)



                            Kevin C. Gallagher, Esq.
                             Vice President, General
                              Counsel and Secretary
                       360  Communications Company
                                8725 Higgins Road
                          Chicago, Illinois 60631-2702
                                 (773) 399-2500
           (Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed       Proposed
                           Amount        maximum        maximum      Amount of
Title of securities        to be       offering price  aggregate   registration
 to be registered         registered     per share   offering price     fee
--------------------------------------------------------------------------------
Common Stock,
 $.01 par value,and
 related Preferred
 Stock purchase rights  500,000 shares   $17.1875(1)  $8,593,750(1)    $2,604(1)

================================================================================


(1) Calculated pursuant to Rule 457(c) based on the average high and low prices for the Registrant's common stock as quoted on the New York Stock Exchange Composite Tape on March 24, 1997.

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

     360 Communications Company (the "Company") incorporates by reference herein the following documents (File No. 1-14108): (1) The Company's most recent Annual Report on Form 10-K; (2) all other subsequent reports (such as Quarterly Reports on Form 10-Q or Current Reports on Form 8-K) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (3) a description of the Company's Common Stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10 filed with the Commission on February 12, 1996, including the Information Statement filed as Exhibit 99 thereto.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4:  Description of Securities

     Not applicable.

Item 5:  Interests of Named Experts and Counsel

     Not applicable.

Item 6:  Indemnification of Directors and Officers

     (a) Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders or otherwise.

     (b) Article Sixth of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), requires the Company to indemnify officers and directors to the fullest extent permitted by Delaware law against all liability and loss suffered and expenses reasonably incurred by such person in connection with any action, suit or proceeding by reason of

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



the fact that such person is or was serving as a director or officer of the Company or as a director, officer, trustee or in any other comparable position of another enterprise at the Company's request; provided that the Company shall not be required to indemnify or advance expenses to such person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the Company's Board of Directors. The indemnification provided by Article Sixth of the Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, other provision of the Certificate of Incorporation, the Company's Amended and Restated Bylaws (the "Bylaws"), or any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacities and as to action in other capacities while holding their respective offices. In the event Delaware law is changed to permit broader rights of indemnification, the Certificate of Incorporation will automatically authorize the Company to indemnify such persons to the fullest extent permitted by such law, as so changed, without the need for any further action by the Company's directors of stockholders.

     (c) In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(1) breaches of their duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under Section 174 of the DGCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

     (d) Section 10 of the Bylaws requires the Company to indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is serving as a director, officer, employee or agent of another enterprise at the Company's request; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. Such Section 10 further provides that the Company shall not indemnify any person for any liabilities or expenses incurred by such person in connection with an action, suit or proceeding by or in the right of the Company in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action, suit or proceeding is brought determines that the person is entitled to indemnity for such expenses. The indemnification provided by Section 10 of the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, other provision of the Bylaws, the Certificate of Incorporation, or any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacities and as to action in other capacities while holding their respective offices.

     (e) The Company has entered into indemnification agreements with each of its directors and officers providing for indemnification of such persons to the fullest extent allowed by law. The Company is required by such indemnification agreements to advance litigation and related expenses to the indemnified persons, subject to their undertaking to repay such amounts if it is ultimately determined that they are not entitled to be indemnified by the Company thereunder or otherwise.

     (f) The Company maintains directors' and officers' liability insurance covering such persons in their official capacities with the Company and its subsidiaries.

Item 7: Exemption from Registration Claimed

     Not applicable.

Item 8:  Exhibits

     4.1 Amended and Restated Certificate of Incorporation, as amended as of March 4, 1996 (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     4.2 Amended and Restated Bylaws (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     4.3 Certificate of Designation of First Series Junior Participating Preferred Stock (Exhibit 3.3 to Amendment No. 4 to Registration Statement No. 33-99756).

     4.4 Form of Common Stock, $0.01 par value, certificate (Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*/


     4.5 Rights Agreement dated as of March 5, 1996 between the Company and Chemical Bank (Exhibit 10.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*/


     5.1 Opinion of Kevin C. Gallagher, Esq., Senior Vice President, General Counsel and Secretary.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Ernst & Young LLP, regarding the Kansas City SMSA Limited Partnership.

     23.3 Consent of Arthur Andersen LLP, regarding GTE Mobilnet of South Texas Limited Partnership.

     23.4 Consent of Arthur Andersen LLP, regarding Chicago SMSA Limited Partnership.

     23.5 Consent of Coopers & Lybrand L.L.P., regarding New York SMSA Limited Partnership.

     23.6 Consent of Coopers & Lybrand L.L.P., regarding Orlando SMSA Limited Partnership.

     23.7 Consent of Kevin C. Gallagher, Esq. (contained in Exhibit 5.1).

     24.1 Powers of Attorney.

--------------------------

*/       Incorporated by reference.

Item 9:  Undertakings

Rule 415 Offering.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 31, 1997.

                                        360 COMMUNICATIONS COMPANY

                                        By: /s/ Kevin C. Gallagher
                                        Kevin C. Gallagher
                                        Senior Vice President, General
                                        Counsel and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statment has been signed by the following persons in the capacities and on the dates indicated:


   Signature                     Title                          Date
   ---------                     -----                          ----


          *                President and Chief             March 31, 1997
-----------------------    Executive Officer (Principal
Dennis E. Foster           Executive Officer)




          *                Executive Vice President        March 31, 1997
----------------------     and Chief Financial Officer
Michael J. Small           (Principal Financial Officer)





          *                Senior Vice President --        March 31, 1997
-------------------        Finance (Principal
Gary L. Burge              Accounting Officer)




          *                Chairman of the Board of        March 31, 1997
-------------------        Directors
Frank E. Reed



          *                Director                        March 31, 1997
------------------
Lester Crown

          *                Director                        March 31, 1997
--------------------
Michael Hooker



          *                Director                        March 31, 1997
------------------------
Robert E.R. Huntley



          *                Director                        March 31, 1997
------------------------
Valerie B. Jarrett



          *                Director                        March 31, 1997
-----------------------
Alice M. Peterson



          *                Director                        March 31, 1997
------------------------
Charles H. Price, II




* By: /s/Kevin C. Gallagher
---------------------------
   Kevin C. Gallagher
   As Attorney-in-Fact